UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 25, 2009

Dollar Financial Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50866	23-2636866
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1436 Lancaster Avenue, Suite 300, Berwyn, Pennsylvania		19312
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-296-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2009, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Dollar Financial Corp., a Delaware corporation (the "Company"), approved the following actions:

Approval of 2010 Executive Management Bonus Program.

The Committee approved a cash bonus plan for fiscal year 2010 (the "2010 Executive Management Bonus Program") pursuant to which certain members of our executive management team with global strategic management responsibilities will participate, including Jeffrey Weiss, Randy Underwood and Norman Miller, who are each named executive officers of the Company. The 2010 Executive Management Bonus Program sets forth target bonus amounts as a percentage of base compensation, which percentage is measured based upon the Company’s achievement of certain earnings before interest, taxes, depreciation and amortization ("EBITDA") goals, and/or achievement of Strategic Objectives established by the Board of Directors.

The target bonus award for each of Mssrs. Underwood and Miller under the 2010 Executive Management Bonus Program is 80% and the maximum bonus opportunity is 160%. The target bonus award and the maximum bonus opportunity for Mr. Weiss under the 2010 Executive Management Bonus Program are 100% and 150%, respectively, each as determined pursuant to the bonus provision contained in his employment agreement, which has been previously filed by the Company as an Exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 9, 2007.

The Committee and/or the Board will determine the EBITDA operating targets and methodology on which the bonuses are paid pursuant to the 2010 Executive Management Bonus Program based upon methods used historically by the Company. The Committee and/or the Board retain the right to amend, alter or terminate the 2010 Executive Management Bonus Program at any time. The bonuses under the 2010 Executive Management Bonus Program will be calculated and paid after finalizing the Company’s annual financial results for fiscal year 2010 or pursuant to certain contract provisions.

Approval of 2010 Key Management Bonus Program.

The Committee approved a cash bonus plan for fiscal year 2010 (the "2010 Key Management Bonus Program") pursuant to which certain key management personnel of the Company will participate, including Sydney Franchuk and Roy Hibberd, who are each named executive officers of the Company. The 2010 Key Management Bonus Program sets forth target bonus amounts as a percentage of base compensation, which are measured based upon the achievement of certain EBITDA goals of the overall company and of the performance of the business unit in which each participant operates, and/or achievement of Strategic Objectives established by the Board of Directors. As for Mr. Franchuk, his percentage is measured based upon the performance of National Money Mart Company, which is the business unit in which he operates. As for Mr. Hibberd, his percentage is measured based upon the performance of the overall Company.

The target bonus award and maximum bonus award for Mr. Franchuk pursuant to the 2010 Key Management Bonus Program are 60% and 120%, respectively. The target bonus award and maximum bonus award for Mr. Hibberd pursuant to the 2010 Key Management Bonus Program are 45% and 90%, respectively.

The Committee and/or the Board will determine the EBITDA operating targets and methodology on which the bonuses are paid pursuant to the 2010 Key Management Bonus Program based upon methods used historically by the Company. The Committee and/or the Board retain the right to amend, alter or terminate the 2010 Key Management Bonus Program at any time. The bonuses under the 2010 Key Management Bonus Program will be calculated and paid after finalizing the Company’s audited annual financial results for fiscal year 2010.

Deferred Compensation and Cash Awards Under the 2008 Long-Term Incentive Program

The Committee and the Board determined that the Company met the strategic objectives for fiscal year 2009 required in order to vest certain awards granted pursuant to the Long-Term Incentive Program for fiscal year 2008 (the "2008 Long-Term Incentive Program") which the Company previously announced in its Current Report on Form 8-K filed with the Securities and Exchange Commission on July 5, 2007 (the "2007 Form 8-K"). Consequently, the Committee and the Board approved the payment of the vested cash awards previously disclosed in the 2007 Form 8-K and the pro rata distribution of each participant’s deferred compensation award to his or her deferred compensation plan as previously disclosed in the 2007 Form 8-K.

Cash Awards Under the 2009 Long-Term Incentive Program

The Committee and the Board determined that the Company met the strategic objectives for fiscal year 2009 required in order to vest certain awards granted pursuant to the Long-Term Incentive Program for fiscal year 2009 which the Company previously announced in its Current Reports on Form 8-K filed with the Securities and Exchange Commission on July 2, 2008 (the "2008 Form 8-K"). Consequently, the Committee and the Board approved the payment of the cash awards previously disclosed in the 2008 Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dollar Financial Corp.

June 30, 2009	By:	/s/ William Athas

Name: William Athas
Title: Senior Vice President of Finance and Corporate Controller